McDONALD·CARANO·WILSON LLP

December 3, 2013

Iveda Solutions, Inc.
1201 South Alma School Road, Suite 8500
Mesa, Arizona 85210

Ladies and Gentlemen:

You have requested our opinion as to the matters set forth below in our capacity as special Nevada counsel to Iveda Solutions, Inc., a Nevada corporation (the "Company"), and in connection with the public offering by the Company of 10,000,000 shares of common stock, par value $0.00001 per share ("Common Stock"), of the Company (the "Shares") pursuant to the Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), issuable under the Company's 2010 Stock Option Plan, as amended (the "2010 Plan"). All such Shares are being sold directly by the Company in accordance with the terms of the Registration Statement and the 2010 Plan.

In connection with this opinion, we have examined and relied upon the originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon the representations, warranties, and statements of fact of the Company contained in the Registration Statement and the 2010 Plan, including any documents referenced therein, and on certain factual statements contained within certificates of the officers of the Company issued to us in connection with this opinion and we have not sought to independently verify such matters.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents. We have also assumed that at the time of issuance and sale, the Company will receive the full amount of the consideration for which the Board authorized the issuance of the Shares; the Company will issue a share certificate or certificates to each purchaser of the Shares certifying the number of Shares held by such purchaser, or such Shares will be registered by book entry registration in the name of such purchaser, if uncertificated; and that the Company has complied, and will comply, with all securities laws and regulations and "blue sky" laws applicable to the issuance of the Shares.

100 WEST LIBERTY ST., 10TH FLOOR
RENO, NEVADA 89501

P.O. BOX 2670, RENO, NEVADA 89505
775-788-2000 • FAX 775-788-2020

ATTORNEYS AT LAW

www.mcdonaldcarano.com

2300 WEST SAHARA AVENUE
SUITE 1200
LAS VEGAS, NEVADA 89102
702-873-4100
FAX 702-873-9966

McDONALD·CARANO·WILSON

Our opinion herein is expressed solely with respect to the Nevada General Corporation Law. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that the Shares are duly authorized for issuance by the Company and, when issued and paid for in accordance with the Registration Statement, the 2010 Plan and the terms of the individual award agreements, as applicable, will be validly issued, fully paid and nonassesable.

Although we have acted as special Nevada counsel to the Company in connection with this opinion letter and certain other matters, our engagement is limited and there may exist matters of a legal nature about which we have not been consulted. This opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein. The opinions expressed herein are as of the date hereof, and we assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Securities Act rules and regulations.

Very truly yours,

McDonald Carano Wilson LLP

McDonald Carano Wilson LLP

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